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                                                                Exhibit 10.5


                          CONSULTING SERVICES AGREEMENT

This Agreement, entered into this 5th day of November, 1997 between The Management Network Group, Inc., located at 38 Devonshire Drive, Oak Brook, Illinois 60521 referred to as ("CONSULTANT") and Williams Communications Group, Inc., located at One Williams Center, MD 26-1, Tulsa, Oklahoma 74172 (referred to as "CUSTOMER").

1.      PROJECT DESCRIPTION.

        A. The CUSTOMER hereby orders and CONSULTANT hereby agrees to perform the services described on Schedule A (referred to as "Service[s]") which such Schedule entitled "Consulting Services Schedule" is attached hereto and made a part hereof. From time to time, changes may be made in the Services in the nature of additions, deletions or modifications, which changes will be reflected in an Amendment to Schedule A. Schedule A when executed by both parties hereto is incorporated into and made part of this Agreement.

        B. Machine time, if required by CONSULTANT in order to perform this Service, shall be provided by the CUSTOMER at the facility indicated in the Consultant Services Schedule(s). CUSTOMER agrees to submit representative input data and test data as requested by CONSULTANT in sufficient detail, format, and quantity as described in the CONSULTANT Services Schedule(s).

2.      PROPERTY RIGHTS.

        A. TITLE TO CERTAIN TANGIBLE PROPERTY. All tangible materials (whether original or duplicates) including, without limitation, equipment purchase agreements, file or data base materials in whatever form, books, manuals, sales literature, equipment price lists, training materials, client record cards, client files, correspondence, documents, contracts, orders, messages, memoranda, notes, agreements, invoices, receipts, lists, software listings or printouts, all programmer generated materials including any materials cataloged on the CUSTOMER's storage medium, documentation of tests conducted by CONSULTANT, all programs developed by CONSULTANT in accordance with the attached Consultant Services Schedule(s), specifications, models, computer programs, and records of any kind in the possession or control of CONSULTANT which in any way relate to or pertain to CUSTOMER's business, including the business of the parent or subsidiaries or affiliates of CUSTOMER, whether furnished to CONSULTANT by CUSTOMER or prepared, compiled or acquired by CONSULTANT during consulting relationship with CUSTOMER, shall be the sole property of CUSTOMER. At any time upon request of CUSTOMER, and in any event promptly upon termination of this Agreement, CONSULTANT shall deliver all such materials to CUSTOMER. CUSTOMER shall be under no obligation to pay to CONSULTANT any sums of money then due CONSULTANT or becoming due thereafter until CONSULTANT has complies with the provisions of this section.



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        B.      TITLE TO CERTAIN INTANGIBLE PROPERTY. CONSULTANT and its
                personnel shall immediately disclose and assign to CUSTOMER any right, title and interest in any inventions, models, processes, patents, copyrights and improvements thereon relating to services or processes or products of CUSTOMER that CONSULTANT, CONSULTANT's personnel or CONSULTANT's employees conceives or acquires during any consulting relationship with CUSTOMER or that CONSULTANT, CONSULTANT's personnel, or CONSULTANT's employees may conceive or acquire, during the period of one year after termination of this Agreement.

3. OWNERSHIP OF COPYRIGHT. CONSULTANT, CONSULTANT'S PERSONNEL, CONSULTANT'S EMPLOYEES, and CUSTOMER agree that the work to be produced by CONSULTANT and its personnel shall be considered a work made for hire as defined in the Copyright Act of 1976, 17 U.S.C. Section 101; and is therefore owned exclusively by CUSTOMER under Section 201(b), which vests copyright ownership of works for hire in the CUSTOMER for whom the work is prepared.

4. REPORT FORMS. CONSULTANT personnel providing Services under this Agreement will complete any CUSTOMER provided project control and/or project time reporting forms.

5.      INDEPENDENT CONTRACTOR STATUS.

        A. CONSULTANT hereby declares it is engaged in an independent business and agrees to perform the Services as an independent contractor with full responsibility for the control and direction of its employees. CONSULTANT, in its performance of this Agreement, has and hereby retains this right to exercise full control and supervision over the accomplishment of the objectives set forth in the Consultant Services Schedule. CONSULTANT shall not be an agent, employee or servant for and may not bind CUSTOMER. This Agreement is not understood that CONSULTANT is free to contract for similar services to be performed for others during the term of this Agreement.

        B. CONSULTANT shall be solely responsible for the payment of each employee's compensation and benefits including employment taxes, any similar taxes associates with employment, withholding of federal, state, or local taxes imposed on wages, deductions for social security, contributions for unemployment compensation funds, and all other regulations governing such matters. CONSULTANT further warrants that it will comply with all other applicable, federal, state or local laws or regulations applicable to CONSULTANT as an employer regarding compensation, hours of work or other conditions of employment, including those applicable to minimum wage and overtime wages.

        C. The CONSULTANT represents that it is withholding federal and state income taxes, FICA, and FUTA taxes from the paychecks of all its employees who do work for CUSTOMER, its parent or any of its affiliates in all positions pursuant to this Agreement.



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        D.      CONSULTANT further agrees to furnish CUSTOMER upon request a certificate or other evidence of proof of payment, or compliance with local, state, or federal laws covering contributions, taxes, and assessments imposed on wages and the employer.

        E. CONSULTANT personnel providing Services under this Agreement shall not be entitled to participate in or receive benefits under any CUSTOMER programs maintained for its employees, including, without limitation, life, medical and disability benefits, pension, profit sharing or other retirement plans or other fringe benefits. Nor shall CONSULTANT personnel be entitled to any direct or indirect compensation or remuneration of any kind from CUSTOMER as a result of the performance of this Agreement, except for CUSTOMER's obligation to pay the charges to CONSULTANT provided for herein, and CONSULTANT shall be responsible for all compensation of such CONSULTANT personnel and shall indemnify CUSTOMER for any claim by any CONSULTANT personnel for such rights or benefits.

6.      INDEMNIFICATION.

        A. CONSULTANT shall be liable for and shall indemnify CUSTOMER against all claims, demands or liabilities (including reasonable attorneys' fees) due to personal injury, including death or any person or employee or damage to or loss of CUSTOMER property, arising out of or occurring in connection with the Services provided under this Agreement and which is caused in whole or in part by CONSULTANT or any personnel directly or indirectly employed by CONSULTANT.

        B. CONSULTANT agrees to indemnify the CUSTOMER for all taxes, contributions, penalties, fees and expenses (including but not limited to attorneys' fees and expenses) incurred by the CUSTOMER because of CONSULTANT's failure to withhold federal and state income taxes, FICA taxes, or FUTA taxes or any other such taxes or governmental charges, state or federal which CUSTOMER may be required to pay on account of CONSULTANT.

7. FEES. Fees will be invoiced in accordance with the attached Consultant Services Schedule(s).

8. COMMENCEMENT OF SERVICES. The Services shall commence on the date shown in the Consultant Services Schedule(s).

9.      TERM.

        A. This Agreement shall commence as of the date first written above and shall continue in force and effect for a period of one (1) year (the "Term") unless



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                terminated earlier upon 30 days prior written notice by either party without liability to the other party, except as hereafter provided.

        B. Neither termination or expiration of this Agreement shall terminate the obligations of the CUSTOMER to CONSULTANT for charges due CONSULTANT for performance under this Agreement, nor or CONSULTANT or its personnel with respect to the protection of CUSTOMER's confidential information, nor the obligation of indemnity by CONSULTANT in provisions 5, 6 and 16.C of this Agreement, all of such obligations shall survive any termination or expiration hereof.

10. INSURANCE. CONSULTANT shall obtain, pay for and maintain insurance for the coverage and amounts of coverage not less than those set forth below and shall provide to CUSTOMER certificates issued by insurance companies satisfactory to CUSTOMER to evidence such coverages. Such certificates shall provide that there shall be no termination, decrease in, or nonrenewal of such coverages without thirty (30) days' prior written notice to CUSTOMER. In the event of any failure by CONSULTANT to comply with the requirements of this provision, CUSTOMER may, at its option, on notice to CONSULTANT, suspend this Agreement until there is full compliance with this paragraph or terminate this Agreement. The coverages required are as follows:

        A. Worker's Compensation insurance complying with the laws of the State or States having jurisdiction over each employee, whether or not CONSULTANT is required by such laws to maintain such insurance, and Employer's Liability with limits of $500,000 each accident, $500,000 disease each employee, and $500,000 disease policy limit. If work is to be performed in Nevada, North Dakota, Ohio, Washington, Wyoming, or West Virginia, CONSULTANT will participate in the appropriate state fund(s) to cover all eligible employees and provide a stop gap endorsement.

        B. Commercial or Comprehensive General Liability insurance on an occurrence form with a combined single limit of $1,000,000 each occurrence, and annual aggregates of $1,000,000 for bodily injury and property damage, including coverage for blanket contractual liability, broad form property damage, personal injury liability, independent contractors, products/completed operations, and when applicable the explosion, collapse and underground exclusion will be deleted.

        C. Automobile Liability insurance with a combined single limit of $1,000,000 each occurrence for bodily injury and property damage to include coverage for all owned, non-owned, and hired vehicles.

        In each of the above described policies, CONSULTANT agrees to waive and will required to insurers to waive any right of subrogation or recovery they may have against CUSTOMER, its parent, subsidiary, or affiliated companies.



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        Under the policies described in (B) and (C) above, CUSTOMER, its parent, subsidiary and affiliated companies will be named as additional insureds as respects CONSULTANT's operations and as respects any work performed under this contract. Any costs associated with naming these additional insureds is included in the contract costs.

        The policies described in (B) and (C) above will include the following "other insurance" amendment: "This insurance is primary insurance with respect to CUSTOMER, its parent, subsidiary and affiliated companies, and any other insurance maintained by COMPANY, its parent, subsidiary or affiliated companies is excess and not contributory with this insurance."

        Non-renewal or cancellation of policies described above will be effective only after written notice is received by CUSTOMER from the insurance company thirty (30) days in advance of any such non-renewal or cancellation. Prior to commencing the work hereunder, CONSULTANT will deliver to CUSTOMER certificates of insurance on an Acord 25 or 25S form per Exhibit A evidencing the existence of the insurance coverage required above.

        In the event of a loss or claim arising out of or in connection with this contract, CONSULTANT agrees, upon request of CUSTOMER, to submit the original or a certified copy of its insurance policies for inspection by CUSTOMER.

        CUSTOMER will not insure nor be responsible for any loss or damage, regardless of cause, to property of any kind, including loss of use thereof, owned, leased or borrowed by the CONSULTANTS, or their employees, servants or agents.

11.     CONFIDENTIALITY.

        A. Definition: "Confidential Information" shall mean any and all written information identified as confidential by a legend to that effect and verbal information identified as confidential at the time of disclosure. Notwithstanding the foregoing, Confidential Information shall include the information described in section D below.

        B. Effect of Termination: Upon termination or expiration of this Agreement for any reason, or upon request of CUSTOMER, all Confidential Information, together with any copies thereof, shall be returned to the CUSTOMER or certified destroyed by the CONSULTANT.

        C. Equitable Relief: CONSULTANT acknowledges that in the event of a breach or threatened breach of the provisions of this Section, remedies at law will be inadequate and that CUSTOME shall be entitled to an injunction or other specific performance to enforce this provision, provided, however, that nothing herein shall be construed as precluding the CUSTOMER from pursuing further remedies.



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        D.      ACKNOWLEDGEMENT OF NECESSITY OF SPECIAL COVENANTS CONTAINED IN
                SECTIONS 12 AND 13. In the course of CONSULTANT's consulting services hereunder, CONSULTANT will acquire valuable trade secrets, proprietary data and other Confidential Information (described above), with respect to CUSTOMER's business. The parties hereto agree that such trade secrets, proprietary data and other confidential information include but are not limited to the following: the inventions, models, processes, patents, copyrights, and improvements thereon described in sections 2.A, 2.B, and 3, CUSTOMER's business and financial methods and practices, pricing and selling techniques, file or data base materials, price lists, software listings or printouts, computer programs, lists of CUSTOMER's clients, client record cards, client files, credit and financial data of CUSTOMER's suppliers and present and prospective clients, and particular business requirements of CUSTOMER's present and prospective clients, as well as similar information relating to the parent, subsidiaries and affiliates of CUSTOMER. In addition, CONSULTANT, on behalf of CUSTOMER, may develop a personal acquaintance with clients and prospective clients of CUSTOMER, its parent, subsidiaries and affiliates. As a consequence thereof, the parties hereto acknowledge that CONSULTANT will occupy a position of trust and confidence with respect to CUSTOMER's affairs, products and services.

                In view of the foregoing and in consideration of the remuneration to be paid to CONSULTANT, CONSULTANT acknowledges that it is reasonable and necessary for the protection of the goodwill and business of CUSTOMER that CONSULTANT make the covenants contained in sections 12 and 13 regarding the conduct of CONSULTANT during and subsequent to CONSULTANT's rendering of services to CUSTOMER, and that CUSTOMER will suffer irreparable injury if CONSULTANT engages in conduct prohibited thereby. CONSULTANT, CONSULTANT's personnel, and CONSULTANT's employees represent that their experience and abilities are such that observance of the aforementioned covenants will not cause CONSULTANT any undue hardship or unreasonably interfere with CONSULTANT's ability to earn a livelihood.

                The covenants contained in sections 12 and 13 shall each be construed as a separate agreement independent of any other provisions of this Agreement, and the existence of any claim or cause of action of CONSULTANT against CUSTOMER, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by CUSTOMER of any of those covenants.

12. TRADE SECRETS AND CONFIDENTIAL INFORMATION. CONSULTANT and CONSULTANT's personnel, during the term of this Agreement or at any time thereafter, will not, without the express written consent of CUSTOMER, directly or indirectly communicate or divulge to, or use for his/her own benefit or for the benefit of any other person, firm, association or corporation, any of CUSTOMER's or its parent's or subsidiaries' or affiliates' trade secrets, proprietary data or other confidential information including, by way of illustration, the information described in section 11, which trade



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        secrets, proprietary data and other Confidential Information were communicated to or otherwise learned or acquired by CONSULTANT and/or CONSULTANT's personnel in the course of the consulting relationship covered by this Agreement, except that CONSULTANT may disclose such matters to the extent that disclosure is required (a) in the course of the consulting relationship with CUSTOMER, (b) to enable CONSULTANT's personnel to render services hereunder, or (c) by a court or other governmental agency of competent jurisdiction. As long as such matters remain trade secrets, proprietary data or other confidential information, CONSULTANT and CONSULTANT's personnel will not use such trade secrets, proprietary data or other confidential information in any way or in any capacity other than as a CONSULTANT of CUSTOMER and to further the CUSTOMER's interests.

13. CUSTOMER CLIENTELE. For a period of two years following the termination of this Agreement for any reason whatsoever (or if this period shall be unenforceable by law, then for such period as shall be enforceable), CONSULTANT and CONSULTANT's personnel will not contact (with a view toward selling any product or service competitive with any product or service sold or proposed to be sold by CUSTOMER or its parent or any subsidiary or affiliate of CUSTOMER at the time of termination of this Agreement, except for services currently provided by CONSULTANTS in the normal course of association or corporation (a) to which CUSTOMER or its parent or any subsidiary or affiliate of CUSTOMER sold any product or service, (b) which CONSULTANT or CONSULTANT's personnel solicited, contacted or otherwise dealt with on behalf of CUSTOMER or its parent or any subsidiary or affiliate of CUSTOMER, or (c) which CONSULTANT or CONSULTANT's personnel was otherwise aware was a client of CUSTOMER or its parent or any subsidiary or affiliate of CUSTOMER, during the year preceding the termination of this Agreement. CONSULTANT and/or CONSULTANT's personnel will not directly or indirectly make any such contact either for his/her own benefit or for the benefit of any other person, firm, association, or corporation, and CONSULTANT and CONSULTANT's personnel will not in any manner assist any person, firm, association, or corporation to make any such contact.

14. IMPROPER PAYMENTS. CONSULTANT will not use any funds received under this Agreement for illegal or otherwise improper purposes related to the Agreement. CONSULTANT will not pay any commissions, fees, or rebates to any employee of CUSTOMER nor favor any employee of CUSTOMER with gifts or entertainment of significant cost or value. If CUSTOMER has reasonable cause to believe that the provisions of the preceding sentences have been violated, CUSTOMER, or its representative, may audit the records of CONSULTANT, for the sole purpose of establishing compliance with such requirements.

15.     ASSIGNED EMPLOYEES.

        A. CONSULTANT's employees assigned to work with CUSTOMER and/or its subsidiaries shall, weather permitting, undertake activities designed to accomplish the tasks described in Schedule A by the Expected Completion Date. CUSTOMER may request at any time the removal of any or all of the



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                CONSULTANT's employees from CUSTOMER's project. In the event of removal of a certain individual(s), and if CUSTOMER requests that CONSULTANT replace the individuals, CONSULTANT shall promptly replace the individual(s) for the remainder of the assignment.

        B. CONSULTANT represents that it is in full compliance with the Immigration Reform and Control Act of 1986 and will only provide CUSTOMER and its subsidiaries with personnel whose employment eligibility has been verified.

16.     CONSULTANT EMPLOYEES.

        A. CONSULTANT shall recruit, interview, test, select, hire, and train the persons who shall provide the Services hereunder. CONSULTANT shall have sole responsibility to counsel, discipline, review, evaluate, set the pay rates of, and terminate its employees assigned to CUSTOMER. CONSULTANT employees assigned to perform the Services for CUSTOMER are solely the employees of CONSULTANT.

        B. CONSULTANT agrees to comply in all material aspects with all federal, state and local laws relating to employment, including without limitation, equal employment opportunity, discrimination in employment or employment practices, occupational safety or health standards, labor laws, state insurance laws, unemployment insurance, collective bargaining, payment and withholding of taxes, wage and hour laws, the Employee Retirement Income Security Act, the Americans With Disabilities Act, and the Immigration Reform and Control Act.

        C. CONSULTANT shall indemnify and hold harmless CUSTOMER from and against any and all losses, costs, claims, action, damages, liabilities, fines, penalties, injuries (including death) or expenses (including reasonable legal expenses) of any kind or whatsoever nature arising out of, resulting from, or relating to, all obligations and liabilities of CONSULTANT with respect to CONSULTANT employees arising out of employment by CONSULTANT or during the period of such employment or which accrue under any employee plan or benefit arrangement otherwise, including without limitation, all obligations of CONSULTANT for salaries, vacation, and holiday pay, severance payments, bonuses and other forms of compensation, benefits or other payments; and all costs and expenses with respect to any termination by CONSULTANT of its employees who performed services under this Agreement.

17.     SOLICITATION OF EMPLOYMENT.

        A. CONSULTANT shall not, during the Term of this Agreement and for a period of three (3) months thereafter, directly or indirectly induce, cause, solicit, persuade, or attempt to do any of the foregoing in order to cause any representative, agent or employee of CUSTOMER, its parent, or any of its affiliates to terminate such person's employment relationship with CUSTOMER, its parent, or any of its




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                affiliates, or to violate the terms of any agreement between said representative, agent, or employee and CUSTOMER, its parent, or any of its affiliates.

        B. CONSULTANT shall not, during the Term of this Agreement, solicit or attempt to solicit another consulting firm's employee or personnel performing services on the premises of the CUSTOMER.

        C. CUSTOMER agrees to solicit, without written permission, the employment of any of CONSULTANT's employees, with whom CUSTOMER comes into contact during an assignment under this Agreement, during the term of the assignment, and continuing for a period of three (3) months thereafter. Thereafter, CUSTOMER shall be free of any obligation to CONSULTANT.

18.     ALCOHOL AND DRUG POLICY.

        A. CONSULTANT's personnel, while on CUSTOMER's premises or engaged in CUSTOMER's work, shall refrain from unauthorized consumption or possession of alcoholic beverages and the possession, sale, use or distribution of unauthorized drugs. CONSULTANT agrees to ensure a drug-free workforce whereby CONSULTANT maintains an Alcohol and Drug Abuse Prevention Program in compliance with CUSTOMER's policy which will include, but not be limited to, drug testing and certification of such testing of CONSULTANT's employees as appropriate and to the extent permitted by law. CUSTOMER is granted the right to request and receive written verification from CONSULTANT of CONSULTANT's drug testing of its employees who are to be on CUSTOMER's premises for a period in excess of five (5) days, prior to entry of CONSULTANT's employees onto CUSTOMER's premises. CONSULTANT's failure to comply with this paragraph will constitute a material breach of this Agreement.

        B. Notwithstanding any other provision of this Agreement, violation of provision 18.A by CONSULTANT personnel will: 1) result in immediate removal of CONSULTANT personnel from the CUSTOMER's premises and, 2) constitute a material breach of this Agreement. CONSULTANT shall have the obligation to replace its personnel with a suitable substitute or substitutes, within a reasonable time.

19.     NO SMOKING POLICY.

        A. CUSTOMER maintains a smoke-free workplace and does not permit smoking or the use of any type of smoking material in any customer facility or vehicle. CONSULTANT shall comply with CUSTOMER's No Smoking Policy. CONSULTANT shall recognize the foregoing no smoking rules and inform its employees of such rules. CONSULTANT shall not permit its employees any special break periods for smoking while performing services under this Agreement.



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        B.      Notwithstanding any other provision of this Agreement, violation of Provision 19.A by CONSULTANT personnel will 1) result in immediate removal of CONSULTANT personnel from the CUSTOMER's premises and, 2) constitute a material breach of this Agreement. CONSULTANT shall have the obligation to replace its personnel with a suitable substitute or substitutes, within a reasonable time.

20. WORKPLACE VIOLENCE RISK REDUCTION AND RESPONSE POLICY. CONSULTANT shall comply with CUSTOMER's Workplace Violence Risk Reduction and Response Policy. CONSULTANT's personnel, while on CUSTOMER's premises or engaged in CUSTOMER's work, shall also comply with the Policy. Notwithstanding any other provision of this Agreement, violation of this policy by CONSULTANT personnel will: 1) result in immediate discharge and removal of CONSULTANT personnel from the CUSTOMER's premises and, 2) may, at CUSTOMER's option, constitute a material breach of this Agreement. CONSULTANT shall have the obligation to make a good faith effort to replace its personnel with a suitable substitute or substitutes, within a reasonable time if CUSTOMER requests a replacement.

21. BACKGROUND INQUIRIES. CONSULTANT agrees to conduct investigative background inquiries on all of its personnel that are supplied to CUSTOMER to perform the Services described on Schedule A. Background inquiries are to be made investigating criminal, and other relevant records and reports including but not limited to those reports with information concerning past performance, experience and reasons for termination from past employers. All background inquiries will be conducted in compliance with all applicable laws including but not limited to laws concerning sealed records.

        CONSULTANT agrees to require its personnel to sign a form giving authorization to CONSULTANT to conduct such an inquiry and releasing CONSULTANT, CUSTOMER and those persons contacted from any claims the individual might bring including but not limited to claims for invasion of privacy of defamation.

        CONSULTANT shall inform CUSTOMER of the results of the inquiry and CUSTOMER may request that an individual not be assigned to CUSTOMER under this Agreement. A conviction of a crime will not automatically disqualify one of CONSULTANT's personnel from begin assigned to CUSTOMER.

        CONSULTANT agrees to indemnify and hold harmless CUSTOMER, its affiliates, officers, directors and employees for all claims, demands or liabilities including reasonable attorneys' fees arising out of the actions or omissions of CONSULTANT under this Agreement and arising out of the actions of CONSULTANT's personnel while on CUSTOMER's premises and/or performing services for CUSTOMER.

22. AUDIT. Upon reasonable notice and at all times hereafter CUSTOMER shall have, at CUSTOMER's expense, the right to audit or to have audited and to copy the books and records of CONSULTANT which relate directly to this Agreement. When required by



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        CUSTOMER, CONSULTANT shall provide the auditors with access to all personnel, property and records, and cooperation of CONSULTANT's personnel, necessary to effectuate the audit or audits hereunder. The auditors shall have the right to copy any and all documentation relating to performance under this Agreement.

23. ASSIGNABILITY. This Agreement may not be assigned by either party without the prior written consent of the other party, except that no consent is necessary for the CUSTOMER to assign this Agreement to a parent, subsidiary, or affiliate of CUSTOMER. This Agreement shall be binding upon CONSULTANT, CONSULTANT's personnel, CONSULTANT's employees, its successors and permitted assigns, if CONSULTANT is unincorporated, then upon CONSULTANT's heirs and permitted assigns and the CUSTOMER, its successors and permitted assigns.

24. NOTICES. All notices which may be necessary or proper for either CUSTOMER or CONSULTANT to give or deliver to the other shall be sent and shall be deemed given when sent by registered or certified mail, postage prepaid and return receipt requested, and if given by CUSTOMER to CONSULTANT, shall be addressed to:

        Mr. Micky K. Woo
        38 Devonshire Drive
        Oakbrook, IL 60523
        Telephone number:    630/920-1320
        Attn:  Micky K. Woo

        and if given by CONSULTANT to CUSTOMER, shall be addressed to:

        Williams Communications Group, Inc.
        One Williams Center
        Tulsa, Oklahoma 74172
        Attn:  Contract Administration

25. AMENDMENTS. This Agreement, and the provisions hereof, may be altered, or amended, modified or superseded only in a writing executed jointly by CUSTOMER and CONSULTANT.

26. COMPLETE AGREEMENT. Both parties acknowledge that they have read this Agreement and any attachments hereto, understand them and agree to be bound by their terms, and further agree that they are the complete and exclusive statement of the Agreement between the parties, which supersede all proposals oral or written and other communications between the parties relating to this Service. The parties further agree that all changes to this Agreement must be in writing and signed by the parties in order to bind them.

27. GOVERNING LAW. The rights and obligations of the parties to this Agreement shall be governed by and construed in accordance with, the laws of the State of Oklahoma without regard to the choice of law principles thereof.

        IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the date first written above.


THE MANAGEMENT NETWORK GROUP, INC.      WILLIAMS COMMUNICATIONS GROUP, INC.


Signature:                              Signature:
          ------------------------                ------------------------------

Name:                                   Name:
     -----------------------------           -----------------------------------

Title:                                  Title:
      ----------------------------            ----------------------------------


ATTACHMENTS:  Consulting Services Schedule

                                   SCHEDULE A

                          CONSULTING SERVICES SCHEDULE

1.      NAME OF CONSULTANT EMPLOYEE(S): SEE ATTACHED PROPOSAL___________________

        ________________________________________________________________________

2.      RATE:___________________________________________________________________

3.      DATE SERVICES SHALL COMMENCE:___________________________________________

4.      APPROXIMATE DATE SERVICES SHALL TERMINATE:______________________________

5.      SERVICES TO BE PERFORMED:

        5.1     CONSULTANT SHALL PROVIDE THE FOLLOWING SERVICES:________________

                ________________________________________________________________

                ________________________________________________________________

        5.2 CONSULTANT SHALL ALSO PROVIDE SUCH SERVICES AS MAY BE REQUESTED BY CUSTOMER FROM TIME TO TIME DURING THE TERM OF THIS AGREEMENT AS PROVIDED IN SECTION 1 HEREOF.

6.      EXPECTED COMPLETION DATE:

        6.1 CONSULTANT WILL PERFORM BASED ON INDIVIDUAL PROJECTS AND THE HOURS AGREED UPON FOR EACH PROJECT. ADDITIONAL HOURS OF SERVICES, IF ANY, WILL BE MUTUALLY AGREED UPON BY CUSTOMER AND CONSULTANT AS THE NEED ARISES.

        6.2 CONSULTANT WILL ESTABLISH A WRITTEN PROJECT WORKING SCHEDULE ACCEPTABLE TO CUSTOMER, WHICH SCHEDULE MAY BE VARIED WITH THE PRIOR CONSENT OF CUSTOMER. THE PROJECT WORKING SCHEDULE SHALL BE SUBMITTED TO AND APPROVED BY CUSTOMER BEFORE WORK ON ANY PROJECT BEGINS.

        6.3 CONSULTANT MAY WORK LESS THAN TWENTY (20) HOURS WEEKLY ONLY WITH THE PRIOR CONSENT OF CUSTOMER.

7.      FACILITY(IES) WHERE SERVICES TO BE PERFORMED:

        ________________________________________________________________________

        ________________________________________________________________________

8. REPRESENTATIVE INPUT DATA AND TEST DATA REQUESTED, IF ANY, (IN SUFFICIENT DETAIL, FORMAT AND QUANTITY):

        ________________________________________________________________________

        ________________________________________________________________________

9.      INVOICING:______________________________________________________________

        ________________________________________________________________________

        ________________________________________________________________________


        THE MANAGEMENT NETWORK GROUP, INC.  WILLIAMS COMMUNICATIONS GROUP, INC.

        Signature:                          Signature:
                  -----------------------             --------------------------

        Name:                               Name:
             ----------------------------        -------------------------------

        Title:                              Title:
              ---------------------------         ------------------------------

        Date:                               Date:
             ----------------------------        -------------------------------



                                  Page 2 of 2